                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, For Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Snyder Communications, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5) Total fee paid:
--------------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3) Filing party:
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     (4) Date Filed:
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

                      [SNYDER COMMUNICATIONS, INC. LOGO]
                             6903 Rockledge Drive
                                  15th Floor
                           Bethesda, Maryland 20817

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 6, 1999

                               ----------------

To our stockholders:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of Snyder Communications, Inc. (the "Company") will be held at the Four Seasons Hotel, located at 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007, on Thursday, May 6, 1999, at 11:00 a.m., local time, for the following purposes:

  1. To elect seven directors of the Company, each to serve for a one-year term expiring at the Company's 2000 Annual Meeting of Stockholders, and until his or her respective successor is elected and qualified or until his or her earlier resignation or removal;

  2. To consider and act upon a proposal to adopt an Employee Stock Purchase Plan (the "Stock Purchase Plan") with such terms as are set forth in the Company's Proxy Statement relating to the 1999 Annual Meeting of Stockholders; and

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 10, 1999 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          David B. Pauken
                                          Secretary

Dated: March 31, 1999

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE MARK THE APPROPRIATE BOX ON YOUR PROXY CARD. AN ADMISSION CARD IS INCLUDED IF YOU ARE A STOCKHOLDER OF RECORD. IF YOUR SHARES ARE HELD IN STREET NAME, AN ADMISSION CARD IN THE FORM OF A LEGAL PROXY WILL BE SENT TO YOU BY YOUR BROKER. IF YOU DO NOT RECEIVE THE LEGAL PROXY IN TIME, YOU WILL BE ADMITTED TO THE MEETING BY SHOWING YOUR MOST RECENT BROKERAGE STATEMENT VERIFYING YOUR OWNERSHIP OF COMMON STOCK.

                      [SNYDER COMMUNICATIONS, INC. LOGO]
                              6903 Rockledge Drive
                                   15th Floor
                            Bethesda, Maryland 20817

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 6, 1999

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

Proxy Solicitation

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Snyder Communications, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Four Seasons Hotel, located at 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007, on Thursday, May 6, 1999, at 11:00 a.m., local time. The purpose of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

     The Company is mailing its Annual Report to Stockholders for the year ended December 31, 1998, along with this Proxy Statement and the enclosed proxy. The Annual Report to Stockholders does not form any part of the material for the solicitation of proxies.

     The Company will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, telecopy and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.


     This Proxy Statement and the enclosed proxy are first being mailed to the Company's stockholders on or about March 31, 1999.

Voting and Revocability of Proxies

     A proxy for use at the Annual Meeting and a return envelope are enclosed. Shares of common stock of the Company, par value $.001 (the "Common Stock"), outstanding as of the record date for the Annual Meeting and represented by a properly executed proxy, if such proxy is timely received and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted "FOR" the election of the seven nominees for director named in the proxy and "FOR" the proposal to adopt an employee stock purchase plan (the "Stock Purchase Plan"). Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the Annual Meeting. If any such matters properly come before the Annual Meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Snyder Communications, Inc., 6903 Rockledge Drive, 15th Floor, Bethesda, Maryland 20817, Attention:
Corporate Secretary.

Voting Procedure

     All holders of record of the Common Stock of the Company at the close of business on March 10, 1999 (the "Record Date") will be eligible to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote at the Annual Meeting for each share held by such stockholder on the Record Date. As of the Record Date, there were 71,869,410 shares of Common Stock outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the Annual Meeting. The inspectors of election will treat shares represented by executed proxies that abstain from voting as shares that are present and entitled to vote for purposes of determining whether a matter is approved. If, with respect to any shares of Common Stock, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote, and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on Proposals 1 or 2, those shares will not be treated as present and entitled to vote at the Annual Meeting for purposes of determining whether Proposals 1 or 2 are approved at the meeting.

                               SECURITY OWNERSHIP

     The information set forth below regarding beneficial ownership of the Common Stock has been presented in accordance with rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership of Common Stock includes any shares as to which a person has the sole or shared voting power or investment power and also any shares that a person has the right to acquire within 60 days of the date set forth below through the exercise of any stock option or other right ("currently exercisable options").

Security Ownership of Directors, Executive Officers and Certain Beneficial
Owners

     The following table sets forth, as of March 10, 1999 (except as otherwise noted), information regarding the beneficial ownership of the Common Stock by
(a) each director and each nominee for election to the Board of Directors of the Company, (b) each of the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation," (c) all persons known to the Company to be the beneficial owner of more than 5% of the Common Stock and (d) all directors and executive officers of the Company as a group.

                                                   Amount and Nature
                                                     of Beneficial     Percent
              Name of Beneficial Owner                 Ownership     of Class(1)
              ------------------------             ----------------- -----------
   Daniel M. Snyder(2)...........................      9,379,624        13.1%
   Michele D. Snyder(3)..........................      3,341,972         4.7
   Mortimer B. Zuckerman and MBZ Trust of
    1996(4)......................................      4,860,236         6.8
   Fred Drasner(5)...............................      2,350,606         3.3
   Philip Guarascio(6)...........................         12,500          *
   Mark E. Jennings(7)...........................         17,100          *
   A. Clayton Perfall(8).........................        260,000          *
   Ark Asset Management Co., Inc.(9).............      7,525,000        10.5
   Putnam Investments, Inc.(10)..................      8,700,198        12.1
   All directors, director nominees and executive
    officers
    as a group (7 persons)(11)...................     20,222,038        28.0

--------
  * Denotes less than 1%.

 (1) Based upon 71,869,410 shares of Common Stock outstanding as of March 10, 1999.

 (2) Includes 3,401,952 shares subject to forward purchase contracts with unaffiliated third parties. The contracts obligate the contracting party to deliver shares or cash on pre-arranged settlement dates. To the extent that the value of the Common Stock appreciates between the date of each contract and its settlement date, the number of shares or amount of cash that must be delivered on the settlement date is reduced pursuant to a formula contained in the applicable contract. Prior to the settlement date, Mr. Snyder or his affiliate described below retains voting and dividend rights with respect to the shares that are the subject of each contract. Pursuant to the contracts, the settlement date with respect to 2,475,000 shares is November 15, 2000, and the settlement date for the remainder of the shares is the third trading day following July 30, 2001. D.M.S. Endowment, LLC ("Endowment"), a limited liability company of which Daniel M. Snyder and Michele D. Snyder are the members, owns 2,475,000 of the shares subject to forward purchase contracts, and Mr. Snyder is the beneficial owner of all of such shares. The address of Mr. Snyder and Endowment is 6903 Rockledge Drive, 15th Floor, Bethesda, Maryland 20817.

 (3) Includes 1,478,448 shares subject to forward purchase contracts with unaffiliated third parties. The contracts obligate the contracting party to deliver shares or cash on pre-arranged settlement dates. To the extent that the value of the Common Stock appreciates between the date of each contract and its settlement date, the number of shares or amount of cash that must be delivered on the settlement date is reduced pursuant to a formula contained in the applicable contract. Prior to the settlement date, Ms. Snyder or her affiliate described below retains voting and dividend rights with respect to the shares that are the subject of each contract. Pursuant to the contracts, the settlement date with respect to 1,200,000 shares is November 15, 2000, and the settlement date for the remainder of the shares is the third trading day following July 30, 2001. Endowment owns 1,200,000 of the shares subject to forward purchase contracts, and Ms. Snyder is the beneficial owner of all of such shares. The address of Ms. Snyder and Endowment is 6903 Rockledge Drive, 15th Floor, Bethesda, Maryland 20817.

 (4) Consists of shares held by USN College Marketing, L.P. ("College Marketing") (a limited partnership in which USN College Marketing, Inc. ("USN Inc.") is the general partner and Fred Drasner is the sole limited partner) and attributable to USN Inc.'s general partnership interest in College Marketing. USN Inc. is owned one third by Mortimer B. Zuckerman and two thirds by the MBZ Trust of 1996, for which an outside person acts as the Trustee. Mr. Zuckerman is the sole director of USN Inc. Includes 794,600 shares (the "USN Contract Shares") subject to a forward purchase contract with an unaffiliated third party (the "USN Contract"). The contract obligates the contracting party to deliver shares or cash on the third trading day following July 30, 2001. To the extent that the value of the Common Stock appreciates between the date of the contract and its settlement date, the number of shares or amount of cash that must be delivered on the settlement date is reduced pursuant to a formula contained in the contract. Prior to the settlement date, College Marketing retains voting and dividend rights with respect to the shares that are the subject of the contract. Of the 794,600 shares, approximately 79.87% are attributable to USN Inc.'s ownership interest in College Marketing and are beneficially owned by USN Inc., and in turn, one-third of the shares beneficially owned by USN Inc., are beneficially owned by Mr. Zuckerman. Does not include 1,225,303 shares held by College Marketing that are beneficially owned by Mr. Drasner. See Note 5. Mr. Zuckerman's address is 599 Lexington Avenue, Suite 1300, New York, New York 10022. The address of MBZ Trust of 1996 is c/o Boston Properties, 8 Arlington Street, Boston, Massachusetts 02116.

 (5) Consists of (i) 325,303 shares owned by Mr. Drasner in his individual capacity and over which he exercises sole voting and investment discretion, (ii) 1,225,303 shares beneficially owned by Mr. Drasner as limited partner in College Marketing and (iii) 800,000 shares beneficially owned by Mr. Drasner as a result of his ownership of F.D. Sutton, LLC ("Sutton") a limited liability company of which Mr. Drasner is the sole member. Of the shares of Common Stock beneficially owned by Mr. Drasner, 300,000 of the shares of Common Stock held by College Marketing and all 800,000 shares of Common Stock held by Sutton are subject to forward purchase contracts entered into by College Marketing and Sutton with an unaffiliated third party. The contracts obligate the contracting party to deliver shares or cash on November 15, 2000. To the extent that the value of the Common Stock appreciates between the date of each contract and its settlement date, the number of shares or amount of cash that must be delivered on the settlement date is reduced pursuant to a formula contained in the applicable contract. Prior to the settlement date, College Marketing and Sutton retain voting and dividend rights with respect to the shares that are the subject of their respective contracts. Certain of the shares of Common Stock beneficially owned by Mr. Drasner are also subject to the USN Contract. See Note 4. Of the USN Contract Shares referred to in Note 4, approximately 20.13% are attributable to Mr. Drasner's ownership interest in College Marketing and are beneficially owned by Mr. Drasner.

 (6) Consists of shares of Common Stock issuable upon exercise of currently exercisable options.

 (7) Includes 12,500 shares of Common Stock issuable upon exercise of currently exercisable options.

 (8) Consists of shares of Common Stock issuable upon exercise of currently exercisable options.

 (9) Ownership is as reported on Schedule 13G of Ark Asset Management Co., Inc. and is as of January 6 1999. Ark's address is One New York Plaza, 29th Floor, New York, New York 10004.

 (10) As reported in the Schedule 13G dated October 9, 1998, filed by Putnam Investments, Inc. ("Putnam"), Putnam, a wholly owned subsidiary of Marsh
      & McLennan Companies, Inc. ("MMC"), is the beneficial owner of 8,700,198 Common Stock, none of which it has the power to vote. Putnam is the beneficial owner of 8,700,198 Common Stock as a result of its ownership of two investment advisors registered under Section 203 of the Investment Auditors Act of 1940. One of the advisors, Putnam Investment Management, Inc. ("PIM"), serves as investment advisor to the Putnam family of mutual funds (collectively, the "Funds"), and the other advisor, The Putnam Advisory Company, Inc. ("PAC"), is the investment adviser to Putnam's institutional clients (collectively, the "Accounts"). The Funds' Boards of Trustees have the power to vote or direct the voting of the shares of Common Stock owned directly by the Funds, and PIM has the power to dispose of or to direct the disposition of the 8,326,498 shares of Common Stock held by the Funds. PAC has the power to dispose of or direct the disposition of all 373,700 shares of Common Stock held by the Accounts, and PAC has the power to vote or to direct the vote of 131,600 of such shares. All information presented herein relating to Putnam, MMC, PIM, PAC, the Accounts and the Funds is based solely on the Schedule 13G filed by Putnam.

(11) Includes 285,000 shares of Common Stock issuable upon exercise of currently exercisable options. In calculating the percent of class, it was assumed that each person in the group exercised all of his currently exercisable options, but that no other individuals or entities exercised theirs.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

Nominees for Election as Directors

     The Certificate of Incorporation and Bylaws of the Company provide that directors shall be elected at the annual meeting of stockholders. The number of directors constituting the full Board of Directors currently is fixed at seven directors.

     Seven nominees are named in this Proxy Statement. If elected, each of the directors will serve for a one-year term expiring at the 2000 annual meeting or at his or her earlier resignation or removal. The Board of Directors has nominated the seven incumbent directors for election to the Board: Daniel M. Snyder, Michele D. Snyder, A. Clayton Perfall, Mortimer B. Zuckerman, Fred Drasner, Philip Guarascio and Mark E. Jennings.

     Approval of the election of each of the nominees as directors of the Company requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for election as a director of the Company as the Board of Directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY FOR THE TERM INDICATED.

     Biographical information concerning each of the director nominees is presented on the following pages. Each of the directors has served on the Board since 1996.

           Name                                                           Age(1)
           ----                                                           ------
       Daniel M. Snyder..................................................   34
       Michele D. Snyder.................................................   36
       A. Clayton Perfall................................................   40
       Mortimer B. Zuckerman.............................................   61
       Fred Drasner......................................................   55
       Philip Guarascio..................................................   57
       Mark E. Jennings..................................................   36

--------
(1) As of March 10, 1999.

     Daniel M. Snyder, Chairman of the Board and a founder of the Company, has served as the Chief Executive Officer of the Company and its predecessors since the Company's predecessor was founded in 1987.

     Michele D. Snyder, a founder of the Company, has been with the Company since its inception, and serves as the Vice Chairman, President and Chief Operating Officer and a director of the Company. Ms. Snyder is Mr. Snyder's sister.

     A. Clayton Perfall, has served as Chief Financial Officer and a director of the Company since September 1996. Prior to joining the Company, Mr. Perfall spent fifteen years with Arthur Andersen LLP ("Arthur Andersen"). During his tenure as a partner with Arthur Andersen, Mr. Perfall had a wide range of responsibilities within the Washington, D.C., Baltimore, Maryland and Richmond, Virginia marketplaces, including responsibility for the firm's Structured Finance and Financial Products tax practice and responsibility for its Business Valuation Services Group. Mr. Perfall was a key participant in the development of Arthur Andersen's business strategies, the hiring of its professional staff and the development and marketing of its services.

     Mortimer B. Zuckerman, a director of the Company, has been the Chairman of Boston Properties, Inc., a national real estate development and management company, since 1970. He has been the Chairman of U.S. News & World Report, L.P. and Editor-in-Chief of U.S. News & World Report since 1985, Chairman of Daily News, L.P. and Co-Publisher of the New York Daily News since 1993, Chairman of The Atlantic Monthly Company since 1980 and Chairman of the Board of Directors of Applied Graphics Technologies, Inc. since April 1996.

     Fred Drasner, a director of the Company, has been the Chief Executive Officer of Daily News, L.P. and Co-Publisher of the New York Daily News since 1993, the President of U.S. News & World Report, L.P. from 1985 to February 1997 and Chief Executive Officer of U.S. News & World Report, L.P. since 1985, the Chairman and Chief Executive Officer of Applied Graphics Technologies, Inc. since April 1996, the Chief Executive Officer of Applied Printing Technologies, L.P. since 1986 and the Vice-Chairman and Chief Executive Officer of The Atlantic Monthly Company since 1986.

     Philip Guarascio, a director and a member of the Audit and Compensation Committees of the Company, has been a Vice President of General Motors Corporation since July 1994, where he is primarily responsible for worldwide advertising resource management, managing consolidated media placement efforts and working with General Motors' North American Operations vehicle divisions to increase marketing effectiveness and efficiency. Mr. Guarascio also manages corporate image advertising activities and oversees GM Credit Card operations and GM's Enterprise Customer System. Prior to his current position, from July 1992 to July 1994, Mr. Guarascio served as General Manager of Marketing and Advertising for General Motors' North American Operations. Mr. Guarascio joined General Motors in 1985 after 21 years with the New York advertising agency, D'Arcy, Masius, Benton & Bowles (formerly Benton & Bowles, Inc.). Mr. Guarascio is Chairman Emeritus of the Advertising Council and serves on the Executive Committee of that organization. He also serves on the boards of the Association of National Advertisers, the Women's Sports Foundation, the Ellis Island Restoration Commission and the American Film Institute.

     Mark E. Jennings, a director and a member of the Audit and Compensation committees of the Company, has been a Managing Partner of Generation Partners L.P. since August 1995. Generation Partners L.P. is the managing general partner of Generation Capital Partners L.P., a $165 million investment partnership. Prior to August 1995, he was a Partner of Centre Partners L.P., an investment affiliate of Lazard Freres & Co., where he had been employed since 1987. From 1986 to 1987, Mr. Jennings was employed at Goldman, Sachs & Co. in its Corporate Finance Department. Mr. Jennings also serves on the board of directors of Scientific Games, Inc.

Board of Directors and Committees of the Board

     The Board of Directors held 15 meetings during 1998. During 1998, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served.

     The Board of Directors currently has a standing Audit Committee and a standing Compensation Committee.

     The Audit Committee, which was established in January 1997, currently consists of Messrs. Guarascio and Jennings. During 1998, the Audit Committee held five meetings. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with the independent public accountants the audit plan and the results of each audit engagement, reviewing the independence of the independent accountants, reviewing the range of audit and non-audit fees, reviewing the adequacy of the Company's internal accounting controls, and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements.

     The Compensation Committee, which was established in March 1997, currently consists of Messrs. Guarascio and Jennings. The Compensation Committee is responsible for establishing the salaries, bonuses and other compensation of the officers of the Company and its subsidiaries and for administering the Company's 1996 Stock Incentive Plan (the "Stock Option Plan") for all employees of the Company at or above the rank of Senior Vice President. During 1998, the Compensation Committee did not meet, and the Board of Directors established the general compensation policies of the Company and the specific compensation of its executive officers.

Executive Officers

     Executive officers of the Company serve at the pleasure of the Board of Directors and are elected by the Board of Directors annually for a term expiring upon the election and qualification of their respective successors, or their earlier resignation or removal. See "Election of Directors" for biographical information concerning the executive officers.

   Name                  Age                             Position
   ----                  ---                             --------
Daniel M. Snyder........  34 Chairman of the Board of Directors and Chief Executive Officer
Michele D. Snyder.......  36 Vice Chairman, President and Chief Operating Officer and Director
A. Clayton Perfall......  40 Chief Financial Officer and Director

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the compensation paid to the Company's Chief Executive Officer and to each of the other executive officers of the Company (the "Named Executive Officers") with respect to 1998.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation      Long-Term Compensation
                                  ---------------------------- -----------------------
                                                                 Awards
                                                               ----------
                                                               Securities
                                                  Other Annual Underlying  All Other
                                  Salary   Bonus  Compensation  Options   Compensation
Name and Principal Position  Year   ($)     ($)       ($)         (#)         ($)
---------------------------  ---- ------- ------- ------------ ---------- ------------
Daniel M. Snyder.........    1998 300,000     --      --            --        --
 Chairman of the Board of
  Directors and              1997 300,000     --      --            --        --
 Chief Executive Officer     1996 300,000 100,000     --            --        --
Michele D. Snyder........    1998 200,000     --      --            --        --
 Vice Chairman, President
  and                        1997 200,000     --      --            --        --
 Chief Operating Officer     1996 200,000 100,000     --
A. Clayton Perfall.......    1998 300,000  50,000     --            --        --
 Chief Financial Officer     1997 300,000  50,000     --        200,000       --
                             1996  79,612     --      --        400,000       --

Stock Option Grants in 1998

     No stock options were awarded to Daniel M. Snyder, Michele D. Snyder or A. Clayton Perfall during 1998. As of the date of this Proxy Statement, the Company has not granted any stock appreciation rights ("SARs") or restricted stock awards.

     The following table sets forth information concerning stock options exercised and the number and value of unexercised stock options at December 31, 1998.

     AGGREGATED OPTION EXERCISES IN 1998 AND FISCAL YEAR-END OPTION VALUES

                           Shares                        Number of Securities          Value of Unexercised
                          Acquired                      Underlying Unexercised         In-the-Money Options
                         on Exercise    Value       Options at Fiscal Year End (#)    at Fiscal Year-End ($)
  Name                       (#)      Realized        Exercisable/Unexercisable    Exercisable/Unexercisable(2)
  ----                   ----------- -----------    ------------------------------ ----------------------------
A. Clayton Perfall......   40,000    $952,537.75(1)        210,000/250,000            $3,336,250/$3,643,750

--------
(1) Based on an exercise price of $17.00 per share for all 40,000 options exercised and a fair market value at time of sale of $45.50 for 1,500 of the shares of Common Stock, $44.9615 for 18,500 of the shares of Common Stock, and $36.625 for 20,000 of the shares of Common Stock.

(2) Based on a fair market value of $33.75 at December 31, 1998.

Executive Employment Contracts

     The Company has entered into employment agreements with each of the Named Executive Officers. The Company's employment agreement with Mr. Perfall provides that the Company will employ him on an "at will" basis. The base salary for Mr. Perfall for 1998 was $300,000. The employment agreement between the Company and Mr. Perfall also provides for incentive bonuses based on attaining specific performance criteria. This agreement also includes a non-competition commitment during the term of the agreement and for a period of 18 months after termination of the agreement and contains non-competition and confidentiality commitments, non-solicitation of employee and customer provisions, and assignment of work product agreements. In addition, the Company agreed in the agreement to grant to Mr. Perfall non-qualified stock options to acquire Common Stock at the time of the initial public offering in 1996.

     The Company also has entered into employment agreements with Mr. Snyder and Ms. Snyder, which were effective in September 1996 and are for a term of three years, unless sooner terminated as provided in the agreements. The agreements provide that the 1998 base salaries for Mr. Snyder and for Ms. Snyder were $300,000 and $200,000 per year, respectively. The agreements with Mr. Snyder and Ms. Snyder also provide for incentive bonuses based on attaining performance criteria to be established by the Compensation Committee or the Board of Directors, and include a non-competition commitment during the term of the agreement, confidentiality commitments, non-solicitation of employee and customer provisions, and assignment of work product agreements.

     The Company also has entered into employment agreements with other officers of the Company. These agreements generally include certain non-competition agreements, confidentiality commitments, nonsolicitation of employee provisions and assignment of work product agreements.

        REPORT OF THE BOARD OF DIRECTORS OF SNYDER COMMUNICATIONS, INC.
                           ON EXECUTIVE COMPENSATION

     In accordance with the rules of the Securities and Exchange Commission, the Board of Directors of the Company offers this report regarding its executive compensation policy and compensation program for the Chief Executive Officer and other executive officers of the Company in effect for 1998. This report, as well as the Performance Graph on page 13, are not soliciting materials, are not deemed filed with the Securities and Exchange Commission and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

     During 1998, the Board of Directors established the general compensation policies of the Company and the specific compensation of its executive officers including its Chief Executive Officer. The Board of Directors also administered the Company's Stock Option Plan during 1998 for the Company's officers and key employees.

Executive Compensation Policy

     During 1998, in setting executive compensation, the objective of the Board of Directors was to attract, retain and motivate highly qualified employees and executive officers who contribute to growth in stockholder value over time. To accomplish this objective, the Board of Directors seeks to provide strong financial incentives to the Company's executive officers, at a reasonable cost to the Company and its stockholders. Compensation currently consists principally of salary, annual performance-based bonuses and stock options granted under the Company's Stock Option Plan. In establishing certain components of compensation, the Board of Directors seeks to provide the Company's executive officers with a strong financial incentive aligned with the business objectives and performance of the Company, thereby reflecting the interests of the Company's stockholders.

Executive Officer Compensation

     During 1998, the Company's compensation for its executive officers consisted principally of salary and bonus. In setting base salaries for 1998, the Board of Directors used a subjective evaluation process considering the performance of the Company, the officer's position, level and scope of responsibility, as well as the recommendations of management with respect to base salary for such executive officer. The Board of Directors also sought to set salaries at levels that, in the opinion of the members of the Board, approximate the salary levels for international marketing solutions providers that are comparable to the Company. In addition, all of the Company's executive officers have employment agreements that establish a base salary, subject to such increases as may be approved by the Board of Directors or the Compensation Committee of the Company. See "Executive Compensation--Executive Employment Contracts."

     Bonuses are awarded principally on the basis of the Company's performance during the period and on the Board of Director's assessment of the extent to which the executive officer contributed to the overall profitability of the Company or a particular operating division of the Company for a specific period. In awarding performance-based bonuses, the Board of Directors during 1998 sought to set such bonuses at a level that would provide executive officers eligible to receive such bonuses with a strong incentive to contribute to the success and profitability of the Company. During 1998, a total of $50,000 was paid in bonuses to an executive officer of the Company.

     In a further attempt to link compensation to the long-term performance of the Company, in September 1996 the Company adopted the Stock Option Plan. Generally, the options granted under the Stock Option Plan have an exercise price equal to the fair market value of the Common Stock on the option grant date and vest ratably over a four-year period on the anniversary date of the option grant date. No stock options were granted under the Stock Option Plan to executive officers of the Company during 1998.

Chief Executive Officer Compensation

     During 1996, the Company entered into an Employment Agreement with Daniel
M. Snyder, the Company's Chief Executive Officer. Mr. Snyder's Employment Agreement provides that his base salary for 1998 is $300,000. Under Mr. Snyder's Employment Agreement, he also is eligible to receive such bonuses as may be awarded from time to time by the Compensation Committee or the Board of Directors. Mr. Snyder did not receive a bonus with respect to 1998. In the subjective view of the Board of Directors, Mr. Snyder's base salary is roughly comparable to, or below, the median base salary and bonus awarded by comparable companies to their Chief Executive Officers. Further, the Board of Directors believes that such compensation is reasonable in light of the significant and material contributions of Mr. Snyder to the day-to-day business operations of the Company, acquisitions by the Company and the consummation in 1998 of the Company's follow-on offering and other financing activities. The Board of Directors did not make any stock option or other stock-based incentive awards to Mr. Snyder during 1998. The Board of Directors determined that, given Mr. Snyder's substantial beneficial ownership of the Company's Common Stock, his long-term interests in the performance and profitability of the Company are aligned with those of other stockholders and, accordingly, no additional financial or stock-based incentives were warranted.

Potential Effect of Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly held company. It is the policy of the Board of Directors to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company's overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Company's Stock Option Plan currently is excluded from the $1 million limit as "qualified performance-based compensation" under the applicable regulations of the U.S. Department of the Treasury. None of the Company's executive officers received compensation in 1998 in excess of the limits imposed under Section 162(m).

                                          The Board of Directors:

                                          Daniel M. Snyder
                                          Michele D. Snyder
                                          A. Clayton Perfall
                                          Mortimer B. Zuckerman
                                          Fred Drasner
                                          Philip Guarascio
                                          Mark E. Jennings

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the Board of Directors was responsible for the establishment of the general compensation policies of the Company. Throughout 1998, Daniel M. Snyder, the Chief Executive Officer of the Company, Michele D. Snyder, the President and Chief Operating Officer of the Company, and A. Clayton Perfall, the Chief Financial Officer of the Company, also served as directors of the Company. Each of these executive officers absented himself or herself from all of the discussions relating to, and abstained from voting on, resolutions concerning his or her own compensation.

     In addition, Mortimer B. Zuckerman, a director and greater than 5% beneficial owner of the Common Stock of the Company, and Fred Drasner, a director of the Company, are the beneficial owners of U.S. News & World Report, L.P. and Applied Printing Technologies, L.P. ("APT"), and beneficially own approximately 22.3% of the common stock of Applied Graphics Technologies, Inc. ("AGT"). In addition, Mr. Zuckerman is the Chairman of the Board of Directors of and beneficially owns 12.8% of the common stock of Boston

Properties, Inc. ("Boston Properties"). Mr. Zuckerman is the Chairman of U.S. News & World Report, L.P., Editor-in-Chief of U.S. News & World Report, and Chairman of the Board of Directors of AGT. Mr. Drasner is the Chief Executive Officer of U.S. News & World Report, L.P., Chairman and Chief Executive Officer of APT, and Chairman and Chief Executive Officer and a director of AGT.

     The following is a description of certain transactions between the Company and entities beneficially owned by certain directors and an executive officer of the Company.

     Related Party Leases. The Company leases its Bethesda, Maryland headquarters from a limited partnership controlled by Boston Properties. The amount paid to the affiliate of Boston Properties during 1998 was $1.1 million. The Company believes that the terms of the lease at the time the lease was entered into were no less favorable to the Company than those that could be obtained from another lessor. Additionally, the Company periodically uses a corporate airplane of a company owned by Daniel M. Snyder, the Company's Chairman and Chief Executive Officer. In December 1997, the Company entered into an arrangement to pay a flat fee of $60,000 per month for its use of the airplane. During 1998, payments from the Company with respect to the airplane totaled approximately $720,000.

     Arrangements With Applied Graphics Technologies, Inc. and Applied Printing Technologies, L.P. In 1998, the Company paid license fees of approximately $2.0 million in connection with licensing agreements related to AGT's Digital Portrait Studio System(R) entered into with AGT in September and December 1997, and paid approximately $0.5 million for certain equipment associated with use of the licensed software. The Company paid approximately $0.2 million to APT in 1998 in connection with these services.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph and table show the cumulative total stockholder return on the Company's Common Stock compared to the Standard & Poor's 500 Stock Index, the Standard and Poor's MidCap 400 Stock Index and two self-constructed peer group indices since the Company's initial public offering in September 1996. One peer group index (the "Original Peer Group Index") is composed of Cendant Corporation (formerly CUC International, Inc.) and Quintiles Transnational Corporation. The other peer group index (the "New Peer Group Index") is composed of Acxion Corporation, Interpublic Group of Companies Inc., Omnicom Group Inc. and Quintiles Transnational Corporation. The total stockholder return on each company included in each peer group index has been weighted according to each included company's capitalization as of the beginning of each period. The Company believes that the New Peer Group Index better reflects the Company's true peer group than does the Original Peer Group Index, because, in the year since the Original Peer Group Index was last used, the Company has increased its creative services capabilities and the international marketing solutions provider businesses of the companies in the New Peer Group Index have become more closely comparable to that of the Company than those in the Original Peer Group Index. The Company has decided to use the S&P MidCap 400 Index, because it has been included in that index since October 27, 1998. The graph assumes $100 was invested on September 26, 1996 in (1) the Company's Common Stock, (2) the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), (3) the Standard & Poor's MidCap 400 Stock Index (the "S&P MidCap 400 Index"), (4) the Old Peer Group Index and (5) the New Peer Group Index, and assumes reinvestment of dividends.





                         Cumulative Stockholder Return

                                                           Last Trading Date in
                                   Initial Public Offering --------------------
                                           9/26/96          1996   1997   1998
                                   ----------------------- ------ ------ ------
Snyder Communications, Inc. ......          $100           $  159 $  215   $199
S&P 500 Index.....................          $100           $  114 $  153   $196
S&P MidCap 400 Index..............          $100           $  111 $  146   $168
Original Peer Group Index.........          $100           $   96 $  132 $   84
New Peer Group Index..............          $100           $  101 $  152   $227

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to the Company for 1998, or written representations that no other reports were required, the Company believes that all directors, executive officers and each beneficial owner of more than 10% of the Common Stock of the Company timely filed all reports required by Section 16(a) of the Exchange Act, except that the Company's secretary and chief accounting officer untimely filed one report in 1998 related to a 4,900 share stock option grant in 1997.

                    ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

                                  (PROPOSAL 2)

     On March 18, 1999, the Board of Directors adopted, subject to stockholder approval, a new employee Stock Purchase Plan (the "Plan"), the terms of which are described below. The Board of Directors also adopted resolutions recommending that the stockholders approve the Plan and, accordingly, the Board of Directors urges the stockholders to review the following information.

     Approval of the adoption by the Board of Directors of the Plan requires the affirmative vote of the holders of a majority of the votes cast at the meeting. Properly executed proxies will be voted in favor of the adoption of the Plan unless the proxies indicate otherwise.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE
                         EMPLOYEE STOCK PURCHASE PLAN.

   The following is a summary of the material provisions of the Plan, as it is proposed and as it would be in effect upon approval and adoption:

     General. The Plan gives eligible employees of the Company and its subsidiaries the opportunity to purchase shares of Common Stock at a discount through payroll deductions, thus encouraging employee participation in the ownership of the Company. Employees must, except in the case of death or disability, hold Common Stock purchased under the Plan for at least three months. The Board believes that it is in the best interests of the Company to promote such employee participation in the ownership of the Company and considers the Plan to be an attractive and convenient method by which this goal may be achieved.

     Administration. The Plan will be administered by an Administrative Committee of the Board of Directors of the Company. The Administrative Committee's interpretations and decisions with respect to the Plan, the rules and regulations pursuant to which it is operated, and the rights of the individuals participating in it, will be final and conclusive.

     Eligibility. Participation in the Plan is voluntary and open to all active employees whose customary employment by the Company and any subsidiary that has adopted the Plan is more than 20 hours per week.

     However, no employee is eligible for the grant of any rights under the Plan if the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). Furthermore, no employee will be granted rights that would permit him or her to buy more than $25,000 worth of stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

      An employee on an approved leave of absence will generally continue to be treated as an employee for purposes of the Plan until the period of leave exceeds 90 days or the employee's right to reemployment is no longer guaranteed by statute or by contract.

     Participation. Employees may enroll in the Plan by completing a Purchase Agreement and delivering it to the Company on or before the 15th day of the month preceding the next Offering Date. An Offering Date occurs on the first day of each Purchase Period, which is established by the Administrative Committee. As initially administered, each Purchase Period will generally last three months and begin on the first business day of each January, April, July and October. The Exercise Date is the last day of a Purchase Period, which, as the Plan will initially be administered, ends on the last business day of the three-month period. The first Purchase Period will begin on July 1, 1999 and end on September 30, 1999.

     To enroll in the Plan, an employee must be employed by the Company or by one of its subsidiaries as of the first day of the Purchase Period for which the employee initially enrolls. The effective date of the employee's participation in the Plan shall be the Offering Date next following the date on which the Administrative Committee receives the necessary, timely filed and properly executed paperwork from the employee.

     Enrollment in the Plan continues automatically from one Purchase Period to the next unless the participating employee gives notice of his or her intent to withdraw from the Plan. (The method by which employees may withdraw from the Plan is described below in "Termination of Participation.")

     Payroll Deduction. The Purchase Agreement authorizes the Company to deduct from the participating employee's compensation the percentage that such employee elects, in 1% increments from 1% to 10% of his or her total compensation (which generally includes all taxable compensation and pre-tax employee contributions to a 401(k) plan or cafeteria plan, and excludes reimbursement of expenses and gains that result from participation in any of the Company's stock option plans). The amount deducted from the employee's compensation will then be credited to the employee's Stock Purchase Account. Payroll deductions are the only method by which the Stock Purchase Account may be funded. Amounts credited to Stock Purchase Accounts may be used for any corporate purpose.

     Changes in Amount of Payroll Deduction. The participating employee may not change the amount by which his or her payroll is reduced during any Purchase Period, but such employee may increase or decrease such amount for any subsequent Purchase Period by signing and delivering to the Company on or before the 15th day of the month preceding the next Offering Date, a payroll deduction change form or a new Purchase Agreement, as may be appropriate.

     Purchase of Stock. On the Exercise Date, the entire amount in a participating employee's Stock Purchase Account will be applied to the purchase of shares of Common Stock at a price that is 85% of the market value of the Common Stock on the Exercise Date. An employee may not purchase more than 800 shares of Common Stock on any one Exercise Date, or more than $25,000 worth of Common Stock during any calendar year.

     Unless an employee's participation is discontinued, his or her right to purchase shares will be exercised automatically on each Exercise Date designated by the Administrative Committee at the applicable price. See "Termination of Participation" below.

     Termination of Participation. A participating employee may voluntarily withdraw from the Plan at any time by delivering to the Company a Notice of Withdrawal. In order for payroll deductions to cease as of a particular payday, the Notice of Withdrawal must be received by the Company at least 15 days prior to the end of that pay period. If the Notice of Withdrawal becomes effective at any time other than the beginning of a subsequent Purchase Period, amounts already credited to the participating employee's Stock Purchase Account will be refunded to the employee. An employee who withdraws may re-enroll as a participant for any subsequent Purchase Period by timely submitting a new Purchase Agreement.

     Participation in the Plan ceases automatically (i) when the employee's employment with the Company terminates for any reason, or (ii) when the employee voluntarily withdraws from the Plan. Upon the occurrence of any of these events, the entire amount in the employee's Stock Purchase Account will be refunded to him or her (or to his or her estate).

     Restrictions on Transfer. During the participating employee's lifetime, all rights under the Plan are exercisable only by the employee in question. Upon the employee's death, any shares in his or her Stockholder Account and the remaining balance in his or her Stock Purchase Account will be delivered to the executor of his or her estate.

     Resale of Shares. The shares of Common Stock acquired under the Plan may not be sold or otherwise disposed of for at least three months (the "Holding Period") after the Exercise Date on which the shares were acquired, except in case of death or disability. The shares of Common Stock distributed pursuant to the Plan will be registered for sale under the Securities Act of 1933, as amended (the "Securities Act"). As a result, after the Holding Period employees may resell any shares purchased under the Plan without restriction, provided that such employees are not Affiliates of the Company. Affiliates will be required to resell any shares purchased under the Plan in accordance with the restrictions imposed by Rule 144 of the Securities Act.

     Limitation on Shares Issuable. The number of shares of Common Stock issuable under the Stock Purchase Plan is limited to 2,500,000. If, on any Exercise Date, the number of shares remaining under the Plan is insufficient to cover purchases that could otherwise be made from all Stock Purchase Accounts, the number of shares purchased by each participant may be limited. The Administrative Committee will allocate the available shares pro rata among the participants, and any cash balance remaining in a participant's Stock Purchase Account will be refunded to the participant.

     Antidilution. The aggregate number and kind of shares of Common Stock reserved for purchase under the Plan, and the calculation of the Purchase Price per share, may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company.

     Termination of the Plan. The Plan will end (i) immediately after any Exercise Date on which all available shares under the Plan have been purchased,
(ii) at any time at the discretion of the Board of Directors of the Company, or
(iii) if the Company's Common Stock ceases to be listed on a nationally recognized exchange.

     Amendment of the Plan. The Board of Directors of the Company generally may amend the Stock Purchase Plan from time to time, except that no revision or amendment to the Plan may be made (i) without approval of the stockholders of the Company, if federal or state law, or the rules of any stock exchange on which the Common Stock is listed, require the revision or amendment in question to be approved by the stockholders of the Company or (ii) without approval of the affected Plan participant if the revision or amendment would materially impair the rights of such participant under any award already granted to such participant.

     Federal Income Tax Information. Rights granted under the Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and are intended to comply also with the provisions of Section 421 and 424 of the Code and the rules and regulations issued thereunder.

     Although the price paid for shares of Common Stock purchased under the Plan is less than the market value of the Common Stock, the participating employee need not report the portion of income that he or she pays towards that price until the earlier of the following: (i) the year in which the employee sells or otherwise disposes of the shares, or (ii) the year of the employee's death, if he or she has not sold or otherwise disposed of the shares prior to that time. The amount by which the market value of the shares on the Exercise Date exceeds the purchase price is subject to social security (FICA) taxes on the Exercise Date and, accordingly, the Company will withhold these FICA taxes from the employee's pay.

     If the employee sells or otherwise disposes of his or her shares within two years after the Offering Date of the shares, the employee must report ordinary income equal to the amount by which the market value of the shares on the Exercise Date exceeds the purchase price of the shares.

     If the employee sells or otherwise disposes of his or her shares more than two years after the Offering Date of the shares or dies at any time while holding the shares, the employee must report ordinary income equal to the lesser of (i) 15% of the market value of the shares on their Offering Date, or
(ii) the amount by which the market value at the time of the disposition or death exceeds the purchase price of the shares.

     When the employee reports taxable income in one of the manners described above (other than in the event of such employee's death), the amount so reported is added to the purchase price of the shares to determine the basis of the shares for the purpose of computing capital gain or loss on the disposition of the shares.

     Should the employee dispose of his or her shares within two years from the Offering Date of the shares, the Company will deduct from its income in the year of such disposition an amount equal to the ordinary income the employee is required to report in his or her income tax return. The Company will not be entitled to any such deduction from its income if the employee holds the shares for more than two years from the Offering Date or dies before disposing of the shares.

     The Company is authorized to satisfy any tax withholding obligation that may arise with respect to the purchase or disposition of any shares of Common Stock under the Plan through any means it deems appropriate.

     The foregoing discussion is intended to be only a general summary of the federal income tax implications of the rights granted under the Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's principal office in Bethesda, Maryland on or before December 2, 1999 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain regulations under U.S. federal securities laws.

     Pursuant to rules of the Securities and Exchange Commission and the Company's by-laws, in order to be properly presented at the 2000 Annual Meeting of Stockholders, any stockholder proposals intended to be presented that will not be included in the Company's proxy statement must be received by the Company between January 16, 1999 and February 15, 1999, inclusive. Stockholder proposals received before or after those dates may be excluded from the meeting.

                                          By Order of the Board of Directors,

                                          David B. Pauken
                                          Secretary

Dated: March 31, 1999

   STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT
                PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                      Appendix A

                          SNYDER COMMUNICATIONS, INC.

                         EMPLOYEE STOCK PURCHASE PLAN


                                   ARTICLE I
                                 Introduction

          Sec. 1.01 Statement of Purpose. The purpose of the Snyder Communications, Inc. Employee Stock Purchase Plan is to provide employees of the Company and its Subsidiaries, who wish to become stockholders, an opportunity to purchase Common Stock of the Company. The Board of Directors of the Company believes that employee participation in ownership will be to the mutual benefit of the employees and the Company.

          Sec. 1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE II
                                  Definitions

          Sec. 2.01 "Administrative Committee" means the committee appointed by the Board to administer the Plan, as provided in Section 6.04 hereof.

          Sec. 2.02  "Board" means the Board of Directors of the Company.

          Sec. 2.03  "Code" means the Internal Revenue Code of 1986, as amended.

          Sec. 2.04 "Company" means Snyder Communications, Inc., a Delaware corporation.

          Sec. 2.05 "Compensation" means the total remuneration paid, during the period of reference, to a Participant by the Company or a Subsidiary, including regular salary or wages, overtime payments, bonuses, commissions and vacation pay, to which has been added (a) any elective deferral amounts by which the Participant has had his current remuneration reduced for the purposes of funding a contribution to any plan sponsored by the Company and satisfying the requirements of section 401(k) of the Code, and (b) any amounts by which the Participant's compensation has been reduced pursuant to a compensation reduction agreement between the Participant and the Company for the purpose of funding benefits through any cafeteria plan sponsored by the Company meeting the requirements of section 125 of the Code. There shall be excluded from "Compensation" for the purposes of the Plan, whether or not reportable as income by the Participant, expense reimbursements of all types, payments in lieu of expenses, the

Company contributions to any qualified retirement plan or other program of deferred compensation (except as provided above), the Company contributions to Social Security or worker's compensation, the costs paid by the Company in connection with fringe benefits and relocation, including gross-ups, any amounts accrued for the benefit of the Participant, but not paid, during the period of reference, and any gains (realized or unrealized) that may result from participation in any of the Company's stock option plans.

          Sec. 2.06 "Effective Date" shall mean July 1, 1999.

          Sec. 2.07 "Employee" means each individual who is an employee of the Company or a Subsidiary for purposes of federal tax withholding; provided, however, that the term Employee shall not include any individual (i) whose customary employment is 20 hours or less per week, (ii) who for purposes of section 423(b)(3) of the Code, is deemed to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or (iii) who is on an approved leave of absence that has exceeded 90 days and whose right to reemployment is not guaranteed either by statute or by contract.

          Sec. 2.08 "Exercise Date" means the last day of each Purchase Period, as determined by the Administrative Committee.

          Sec. 2.09 "Market Value" means, with respect to Stock, the fair market value of such Stock, determined by such methods or procedures as shall be established from time to time by the Administrative Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

          Sec. 2.10 "Offering" means the offering of shares of Stock under the Plan.

          Sec. 2.11 "Offering Date" means the date on which each Offering is to commence, as determined by the Administrative Committee.

          Sec. 2.12 "Participant" means each Employee who elects to participate in the Plan.

          Sec. 2.13 "Plan" means the Snyder Communications, Inc. Employee Stock Purchase Plan, as the same is set forth herein and as the same may hereafter be amended.

          Sec. 2.14 "Purchase Agreement" means the document prescribed by the Administrative Committee pursuant to which an Employee has enrolled to be a Participant.

          Sec. 2.15 "Purchase Period" means the period beginning on an Offering Date and ending on the Exercise Date; provided, however, that no Purchase Period shall exceed 27 months in duration.

          Sec. 2.16  "Purchase Price" means such term as it is defined in
Section 4.03 hereof.

          Sec. 2.17  "Stock" means Common Stock of the Company.

          Sec. 2.18 "Stock Purchase Account" means a noninterest bearing bookkeeping entry which shall record all amounts withheld from a Participant's compensation for the purpose of purchasing shares of Stock for such employee under the Plan, reduced by all amounts applied to the purchase of Stock for such Participant under the Plan. The Company shall not be required to segregate or set aside any amounts so withheld, and such bookkeeping entry shall not represent an interest in any assets of the Company.

          Sec. 2.19 "Subsidiary" shall mean a corporation described in section 424(f) of the Code that has, with the permission of the Board, adopted the Plan.

                                  ARTICLE III
                          Admission to Participation

          Sec. 3.01 Initial Participation. With respect to any Purchase Period, an Employee who is employed as of the first day of such Purchase Period may elect to be a Participant and may become a Participant by executing and filing with the Administrative Committee a Purchase Agreement at such time in advance and on such forms as prescribed by the Administrative Committee. The effective date of an Employee's participation shall be the Offering Date next following the date on which the Administrative Committee receives from the Employee a properly executed and timely filed Purchase Agreement. Participation in the Plan will continue automatically from one Purchase Period until participation is discontinued pursuant to Section 3.02 or 3.03.

          Sec. 3.02 Voluntary Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by filing a notice of withdrawal with the Administrative Committee at such time in advance as the Administrative Committee may specify. Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to his credit in his Stock Purchase Account.

          Sec. 3.03 Involuntary Discontinuance of Participation. If a Participant ceases to be employed by the Company or a Subsidiary, participation in the Plan shall cease and the entire amount, if any, standing to the Participant's credit in his Stock Purchase Account shall be refunded to him. If a Participant remains employed by the Company or a Subsidiary, but ceases to be an Employee, he may continue to participate in the Plan through the end of the Purchase Period in which such cessation occurs, but may participate thereafter only pursuant to Section 3.05.

          Sec. 3.04 Refund of Balance in Stock Purchase Account. The amount credited to a Participant's Stock Purchase Account that cannot be applied by reason of the limitations described in Section 4.02 or 4.04(c) shall be refunded to him as soon as administratively practicable.

          Sec. 3.05 Readmission to Participation. Any individual who has previously been a Participant, who has discontinued participation, and who wishes to be reinstated as a Participant may again become a Participant for any subsequent Purchase Period if on the first day of such Purchase Period he is an Employee, by executing and filing with the Administrative Committee, at such time in advance as the Administrative Committee shall determine, a new Purchase Agreement on forms provided by the Administrative Committee. Reinstatement to Participant status shall be effective as of the Offering Date next following the date on which the Administrative Committee receives from the Employee the properly executed and timely filed Purchase Agreement.

                                  ARTICLE IV
                                Stock Purchase

          Sec. 4.01 Reservation of Shares. There shall be 2.5 million shares of Stock reserved for the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section
5.02 hereof, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

          Sec. 4.02 Limitation on Shares Available. The maximum number of shares of Stock that may be purchased for each Participant on an Exercise Date is the least of (a) the number of shares of Stock that can be purchased by applying the full balance of his Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined), (b) the Participant's proportionate part of the maximum number of whole shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in Section 4.01 hereof, or (c) 800. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering hereunder would be deemed for the purposes of section 423(b)(3) of the Code to own stock (including any number of shares that such person would be entitled to purchase hereunder) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Company, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder), is one less than such five percent (5%).

          Sec. 4.03 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any Offering shall be eighty-five percent (85%) of the Market Value of such share on the Exercise Date. If the Exercise Date with respect to the purchase of Stock is a day on which the stock is selling ex-dividend but is on or before the record date for such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share. In no event shall the Purchase Price be less than the par value of the Stock.

          Sec. 4.04  Exercise of Purchase Privilege.

               (a) Subject to the provisions of Section 4.02 above, if on any Exercise Date there is a credit balance in the Participant's Stock Purchase Account, there shall be purchased for the Participant at the Purchase Price for the Purchase Period that expires on such Exercise Date the largest number of whole shares of Stock, as can be purchased with the entire amount then standing to the Participant's credit in his Stock Purchase Account. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering for which the purchase was made.

               (b) Any credit remaining in the Stock Purchase Account on the Exercise Date after the purchase of the maximum number of whole shares shall remain in the Stock Purchase Account to the credit of the Participant and applied to purchase additional shares of Stock on subsequent Exercise Dates.

               (c) Notwithstanding anything contained herein to the contrary, a Participant may not during any calendar year purchase shares of Stock having an aggregate Market Value, determined at the time of each Offering Date during such calendar year, of more than $25,000.

          Sec. 4.05 Establishment of Stock Purchase Account. Each Participant shall authorize payroll deductions from Compensation for the purposes of crediting his Stock Purchase Account. In the Purchase Agreement, each Participant shall authorize a deduction from each payment of his Compensation during a Purchase Period, subject to Section 4.04(c). Subject to Section 3.02, a Participant may not reduce or increase his payroll deduction rate during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Offering by filing notice thereof at such time preceding the Offering Date on which such subsequent Offering commences as the Administrative Committee shall determine. Payroll deductions are the only method by which the Stock Purchase Account can be credited. All Payroll deductions shall remain part of the Company's general assets until they are applied to purchase Stock under the Plan, and until such time may be used by the Company for any corporate purpose.

          Sec. 4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the credit in the Participant's Stock Purchase Account. As of each Exercise Date, the entire amount standing to the credit of each Participant in his Stock Purchase Account on the date of the last paycheck issued to the Participant prior to the Exercise Date in the Purchase Period that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant on the Exercise Date. No interest shall be paid or payable with respect to any amount credited to the Participant's Stock Purchase Account.

          Sec. 4.07  Share Ownership; Issuance of Certificates.

               (a) The shares purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Administrative Committee.

               (b) The Administrative Committee, in its sole discretion, may determine that the shares of Stock shall be delivered by the Company (i) by issuing and delivering to the Participant a certificate for the number of whole shares of Stock purchased by such Participant on an Exercise Date or during a Calendar year, or (ii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during a Calendar year to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Administrative Committee from time to time, which shares shall be maintained by such member firm in separate brokerage accounts of each Participant, or (iii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during the calendar year to a bank or trust company or affiliate thereof, as selected by the Administrative Committee from time to time, which shares shall be maintained by such bank or trust company or affiliate in separate accounts for each Participant or, if he designates on his Stock Purchase Agreement, in his name jointly with his spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account in his name as tenant in common with his spouse, without right of survivorship. Such designation may be changed by filing a notice thereof signed by the Participant and his spouse. Such spouse shall be bound by all of the terms and conditions of the Plan as if such spouse were a Participant.

          Sec. 4.08 Restrictions on Resale. Stock acquired under the Plan may not be sold or otherwise disposed of for at least three months after the Exercise Date on which the shares were acquired, except in the case of death or disability.

                                   ARTICLE V
                              Special Adjustments

          Sec. 5.01 Shares Unavailable. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

               (a) The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;

               (b) The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and

               (c) Any amount then standing to the credit of the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

          Sec. 5.02 Antidilution Provisions. The aggregate number and kind of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Administrative Committee acting with the consent of, and subject to the approval of, the Board. The determination of such adjustment shall be final.

          Sec. 5.03 Effect of De-listing. If the Stock shall cease for any reason to be listed on any nationally recognized stock exchange or quotation system, the Plan and any Offering hereunder shall thereupon terminate, and the balance then standing to the credit of each Participant in his Stock Purchase Account shall be returned to him.

                                  ARTICLE VI
                                 Miscellaneous

          Sec. 6.01 Nonalienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the date the Participant's death occurs. However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant.

          Sec. 6.02 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of the Plan. No administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

          Sec. 6.03 Collection of Taxes. The Company shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the issuance of Stock hereunder, or the subsequent sale or disposition of such Stock, and the Administrative Committee shall institute such mechanisms as shall insure the collection of such taxes.

          Sec. 6.04 Administrative Committee. The Board shall appoint an Administrative Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The

Administrative Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Administrative Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Administrative Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

          Sec. 6.05 Amendment of the Plan. The Board may amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any award theretofore granted to him.

          Sec. 6.06 Termination of the Plan. The Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his Stock Purchase Account shall be refunded to him.

          Sec. 6.07 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

          Sec. 6.08 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Administrative Committee and shall be effective only when received by the Administrative Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to Snyder Communications, Inc., 6903 Rockledge Drive, Two Democracy Center, Suite 1400, Bethesda, MD 20817,
Attention: Stock Purchase Plan Committee. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Administrative Committee.

          Sec. 6.09 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

          Sec. 6.10 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

          Sec. 6.11 Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, federal law.

                                     PROXY

                          SNYDER COMMUNICATIONS, INC.
                        6903 Rockledge Drive, 15th Floor
                               Bethesda, MD 20817

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints A. Clayton Perfall and David B. Pauken as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated on the reverse side of this card, all of the shares of Common Stock of Snyder Communications, Inc. held of record by the undersigned on March 10, 1999 at the Annual Meeting of Stockholders to be held on May 6, 1999 or any adjournment thereof.

                        (TO BE SIGNED ON REVERSE SIDE.)

Back

                      PLEASE RETAIN THIS ADMISSION TICKET
                                    for the
                         Annual Meeting of Stockholders
                                       of
                          SNYDER COMMUNICATIONS, INC.
                                  May 6, 1999
                             11:00 A.M., LOCAL TIME
                               Four Seasons Hotel
                         2800 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20007

   IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

   IF YOU PLAN TO ATTEND THE 1999 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

   PRESENT THIS TICKET TO THE SNYDER COMMUNICATIONS, INC. REPRESENTATIVE AT THE ENTRANCE TO THE MEETING ROOM.

                                                       Please mark your
                                                       votes as in
                                                       this example.

1. ELECTION OF
   DIRECTORS

             FOR all nominees listed at right

                [_]

                        WITHHOLD AUTHORITY
                        to vote all nominees
                        listed at right

                            [_]
                                             Nominees:     Daniel M. Snyder
                                                           Michele D. Snyder
                                                           A. Clayton Perfall
                                                           Mortimer B. Zuckerman
                                                           Fred Drasner
                                                           Philip Guarascio
                                                           Mark E. Jennings

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list at right.

                                               FOR                  AGAINST              ABSTAIN
2. Adoption of Stock Purchase Plan             [_]                    [_]                  [_]


3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.


                                         Please mark, sign, date and return the
                                         proxy card promptly using the enclosed
                                         envelope.

                                         Do you plan to attend the Annual
                                         Meeting?
                                         Yes      No

                                         [_]      [_]


(Signature)


                      (Signature, if held jointly)



                                                    Dated: _______________, 1999



NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.